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                                     EXHIBIT 21


SUBSIDIARIES OF SPI HOLDING, INC.


                   Subsidiary                               Place of Incorporation
         ------------------------------                     ----------------------
         Hotelvision Systems, Inc.                          Ontario, Canada
         Kalevision Systems, Inc.                           Ontario, Canada
         Kalevision Systems, Inc. - USA                     New York
         Spectradyne Asia Pacific Limited                   Hong Kong
         Spectradyne Australia Pty. Limited                 New South Wales
         Spectradyne of the Bahamas, Inc.                   Delaware
         Spectradyne of Bermuda, Inc.                       Delaware
         Spectradyne of Canada, Inc.                        Ontario, Canada
         Spectradyne Gmbh                                   Federal Republic of Germany
         Spectradyne, Inc.                                  Texas
         Spectradyne International, Inc.                    Delaware
         Spectradyne of Texas, Inc.                         Virginia
         Spectravision of Barbados Inc.                     Barbados
         Spectravision of Canada, Inc.                      Ontario, Canada
         SPI Newco, Inc.                                    Delaware